UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    February 27, 2006

ALLIANCE GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0104066
(State or other jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

6601 S. Bermuda Rd.	89119
Las Vegas, Nevada	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (702) 270-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

                At the upcoming Annual Meeting of Shareholders of Alliance Gaming Corporation (the “Company”), the Company’s shareholders will vote on a proposal to increase the number of shares of common stock authorized for issuance under the Company’s Amended and Restated 2001 Long Term Incentive Plan (the “Plan”), by 550,000 shares. As part of the process of evaluating this proposal, certain parties have requested that the Company disclose certain information with respect to outstanding options and restricted stock units.  The following table sets forth certain information with respect to the Company’s outstanding options and restricted stock units as of February 27, 2006 (shares in millions):

		Wt. Avg.	Wt. Avg.
	Outstanding	Exercise price	Remaining term
Options	9.2	$14.52	7.4
Restricted stock units	0.6	—	—

As of February 27, 2006, the Company had approximately 900,000 shares of common stock available under the  Plan, of which 46,463 shares may be issued in the form of restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIANCE GAMING CORPORATION

By:	/s/ Steven M. Des Champs
Steven M. Des Champs
Senior Vice President and Chief Financial Officer

Dated: February 28, 2006